FUNDING AGREEMENT

THIS FUNDING AGREEMENT (this “Agreement”), dated as of November   , 2012, is made by I-DRIVE LIVE PARENT, LLC, a Delaware limited liability company (“I Drive”), IDL MASTER TENANT, LLC, a Delaware limited liability company (“Master Tenant”) and IDL WHEEL TENANT, LLC, a Delaware limited liability company (“Wheel Tenant” and together with I Drive and Master Tenant, the “Funders”) and CIRCLE ENTERTAINMENT INC., a Delaware corporation (“Circle”).

RECITALS

WHEREAS, Funders are collectively the parties that are entitled under various agreements to obtain certain funding in connection with the development of the “I Drive Live” real estate project in Orlando, Florida (the “Project”) as follows: (i) Master Tenant has a right to draw certain advances pursuant to a Development Agreement (the “Development Agreement”) with ID Center (FL), LLC, as owner, and Master Tenant, as tenant, and (ii) Wheel Tenant has the right to draw certain loan proceeds in connection with a loan to be made by IDL Wheel (FL), LLC, as lender, and Wheel Tenant, as borrower, in accordance with the terms of a Construction Loan Agreement (the “Construction Loan Agreement”) in the amount of up to Fifty Million Dollars ($50,000,000.00) (the Development Agreement and the Construction Loan Agreement are herein collectively called the “Lender Facilities” and ID Center (FL), LLC and IDL Wheel (FL), LLC shall be collectively called the “Lenders”); and

WHEREAS, Master Tenant and Wheel Tenant have the right to disburse the proceeds received from the Lender Facilities in connection with certain Project-related matters, including disbursements to be made to Circle pursuant to this Agreement; and

WHEREAS, pursuant to a termination and release agreement dated November [      ], 2012 (the “Termination and Release Agreement”) by and among Circle Entertainment Property-Orlando, LLC (“Circle-Orlando”) and the counterparties to that certain Transaction Agreement dated February   , 2011 relating to the “Square Property” and the “Goodings Property”, Circle-Orlando and such other counterparties have permanently terminated the Transaction Agreement and released one another from there obligations thereunder solely with respect to the Square Property in order for the Funders to proceed with the Project without any interference from the Transaction Agreement (it being expressly acknowledged and agreed to in the Termination and Release Agreement that the Transaction Agreement shall survive with respect to the “Goodings Property” and Circle-Orlando shall retain any and all rights in and to the “Goodings Property”); and

WHEREAS, pursuant to an assignment agreement dated November [      ], 2012 (the “Assignment Agreement”) by and among Circle, Circle-Orlando and I Drive, Circle and Circle Orlando have permanently assigned to I Drive all of their right, title and interest in and to the work product for the Project developed by or on their behalf to date (the “Project Work Product”); and

WHEREAS, Circle and Circle-Orlando have expended approximately [Four Million Eight Hundred Thousand Dollars ($4,800,000.00)] for the Project Work Product and in connection with their other efforts to develop the Project; and

WHEREAS, as an inducement for Circle and Circle-Orlando to enter into the Assignment Agreement and the Termination and Release Agreement, the Funders have agreed to, among other things, disburse certain amounts required by Circle to enable it to continue as a going concern during the development of the Project and until its completion, as reasonably necessary for payment of Circle’s overhead and other operating expenses, both at the time of closing of the initial draw requests for funding under the Lender Facilities, as set forth on Schedule A attached hereto, and on an ongoing monthly basis, as set forth on Schedule B attached hereto;

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by Funders, and intending to be legally bound, Funders hereby covenant and agree as follows:

ARTICLE I
ADVANCES

Section 1.01 Funding Obligations. Simultaneously with the funding by Lenders of any advance made pursuant to either or both of the Lender Facilities, the Funders shall distribute from the proceeds thereof the amounts set forth below:

(i) From the initial advances, the Funders agree to simultaneously distribute to Circle the amount set forth on Schedule A hereto (the “Initial Advance”).

(ii) Monthly thereafter (within two (2) business days of receipt), as monies are advanced pursuant to either or both of the Lender Facilities, and for as long as such funding occurs, a monthly amount (each, a “Monthly Advance”) equal to the monthly expenses incurred by Circle for its overhead and ongoing operations in an amount reasonably set forth by Circle, which shall be not less than One Hundred Thousand Dollars ($100,000.00) and not more than Two Hundred Fifty Thousand Dollars ($250,000.00) for the expenses listed on Schedule B hereto (the Initial Advance and each Monthly Advance is herein an “Advance”). The parties hereto acknowledge and agree that Monthly Advances under this clause (ii) are intended to conform with the 24-month disbursement of funds schedule under the approved budget for the Project and in the event that such 24-month disbursement of funds schedule is accelerated or extended then the amount of such Monthly Advances shall be adjusted accordingly in order to conform with such accelerated or extended disbursement of funds schedule and not adversely affect Circle’s right to Monthly Advances under this clause (ii).

Section 1.02 Obligation Unconditional. The Funders’ obligations hereunder are absolute, continuing and unconditional, so long as the Funders draw under the Lender Facilities in connection with the development of the Project, provided that if for any reason the funding to Circle is not permitted hereunder, then the Monthly Advance(s) for such period of time shall be deferred and added to any such subsequent funding.

ARTICLE II
COVENANTS

Section 2.01 Compliance with Development Agreement and Construction Loan Agreement. The Funders agree that they shall use their commercially reasonable efforts to comply with the terms of the Lender Facilities and to draw monthly the amounts provided in accordance with the approved budget for the Project, as it may be modified from time to time in such manner as shall not materially adversely affect Circle’s entitlement to the Advances hereunder, which were a material inducement for Circle’s entry into this Agreement, the Termination and Release Agreement and the Assignment Agreement.

Section 2.02 Notice of Certain Events. Promptly upon becoming aware thereof, Funders shall give Circle notice of (a) any decision by Funders to forego a monthly request for funds under either Lender Facility or (b) the failure or refusal of a Lender under a Lender Facility to fund a draw request in accordance therewith or (c) any material adverse change in the business, perations or condition of Funders, individually or in the aggregate, which might lead to cessation of such draws.

Section 2.03 Estoppel Certificates. Any party hereto shall upon, not less than ten (10) days’ prior written notice, confirm to any other party or parties the amount of the Initial Advance and Monthly Advances to date and whether, to the knowledge of the signer, an Event of Default (as hereinafter defined) has occurred.

ARTICLE III
EVENTS OF DEFAULT

Section 3.01 Events of Default. The occurrence of any one or more of the following shall, with the giving of notice, constitute an “Event of Default” under this Agreement:

(a) a failure by Funders to make payment for any Advance within five (5) days after any of their receipt of the proceeds of a draw request under either of the Lender Facilities from which such Advance is to be made, regardless of the reason for such failure; or

(b) a failure by Funders duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01.

ARTICLE IV
MISCELLANEOUS

Section 4.01 Treatment of Advances. Circle hereby agrees that the disbursements to it by Funders hereunder shall be treated as a return of its investment in connection with the development of the Project and as consideration for entering into the Assignment Agreement.

Section 4.02 Further Assurances.

(a) In connection with the Project, Circle does hereby consent to the execution of any and all documents or instruments which the Funders may deem necessary or appropriate to the consummation of the Project and relinquishes any right with respect thereto except for the Advances to be made in accordance with this Agreement and being a member of I Drive and solely in accordance with its Limited Liability Company Operating Agreement.

(b) From time to time, upon the prior written request of Circle, Funders shall acknowledge, execute and deliver any and all such further instruments and documents as Circle reasonably requests in order to confirm this Agreement, to carry out the purpose and intent hereof or to enable Circle to enforce any of its rights hereunder.

Section 4.03 Effect of Bankruptcy Proceedings. This Agreement shall continue to be effective, or be reinstated automatically, as the case may be, if, at any time, payment, in whole or in part, of any of the Advances is rescinded or otherwise must be restored or returned by Circle as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Funders hereby agree to indemnify Circle against, and to save and hold Circle harmless from any required return by Circle, or recovery from Circle, of any such payment because of it being deemed a preference or a fraudulent conveyance under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Circle shall be prohibited from exercising any of their rights and remedies, such prohibition shall be of no force and effect, and Circle shall have the right to make written demand upon, and receive payment from Funders of all Advances and Funders’ obligation in this respect shall be primary and not secondary.

Section 4.04 Amendments, Waivers, Etc. This Agreement cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

Section 4.05 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Circle in exercising any right, power or privilege under this Agreement or otherwise available to them at law or in equity shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Circle under this Agreement are cumulative and not exclusive of any rights or remedies Circle otherwise may have at law or in equity.

Section 4.06 Notices. All notices, requests, demands, directions and other communications under this Agreement shall be in writing and shall be deemed to have been given and received for all purposes (i) on the same day, if delivered in person, (ii) on the next business day, if delivered via Federal Express or other reliable 24-hour delivery service, or (iii) on the fifth (5th) business day after being deposited in the United States mail, if delivered via registered or certified mail, return receipt requested, postage prepaid, or when any such delivery is refused. All notices sent to Funders shall be sent to 650 Madison Avenue, 15th Floor, New York, NY 10022, with a copy sent simultaneously and in like manner to      Attn:       . All notices sent to Circle shall be sent to 650 Madison Avenue, 15th Floor, New York, NY 10022, with a copy sent simultaneously and in like manner to        Attn:       . Any party hereto shall have the right to update its notice address by sending written notice of such change of address to the other parties in accordance with this Section 4.06.

Section 4.07 Survival. All obligations of Funders to make payments to Circle hereunder shall survive the payment in full of the Advances for a period of one year and one day thereafter.

Section 4.08 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law

Section 4.09 Governing Law. (a) This Agreement was negotiated in New York, and accepted by Funders in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Funders hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement, and the Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) Any legal suit, action or proceeding against Funders or Circle arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, and Funders waive any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Each Funder shall give prompt notice to Circle of any change of its address.

Section 4.10 Jury Trial. EACH OF FUNDERS AND CIRCLE HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY FUNDERS AND CIRCLE. AND EACH PARTY ACKNOWLEDGES THAT NO OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF FUNDERS AND CIRCLE FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF ANY AND ALL WAIVERS CONTAINED HEREIN BY INDEPENDENT LEGAL COUNSEL, SELECTED BY IT, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 4.11 Successors and Assigns. The Funders may not assign, in whole or in part, any of their rights or delegate, in whole or in part, any of their obligations under this Agreement without the prior written consent of Circle. Circle may assign or transfer, in whole or in part, any of its rights under this Agreement, at its discretion without the consent of Funders or any other person. This Agreement shall bind Funders and its successors and permitted assigns, and shall inure to the benefit of Circle and its successors and assigns.

Section 4.12 Definitions. As used in this Agreement, the singular shall include the plural and vice-versa.

Section 4.13 Incorporation of Recitals; Definitions. The recitals set forth on page 1 of this Agreement hereby specifically are incorporated into this Agreement as if fully set forth therein. Except as may be expressly provided in this Agreement to the contrary, terms defined in the Development Agreement, the Construction Loan Agreement, or the Transaction Agreement shall have the same meaning when used in this Agreement and such definitions are hereby specifically incorporated into this Agreement as if fully set forth herein.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

I-DRIVE LIVE PARENT, LLC, a Delaware limited liability company

By:
Name:
Title:

IDL MASTER TENANT, LLC, a Delaware limited liability company

By:
Name:
Title:

IDL WHEEL TENANT, LLC, a Delaware limited liability company

By:
Name:
Title:

CIRCLE ENTERTAINMENT INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE A

INITIAL DRAW

PENDING

SCHEDULE B

Monthly Expenses

Description

Auditing and Public Filing Fees
Consulting Fees
Insurance
Legal Fees
Office Expenses
Office Rent
Payroll and Benefits
Shared Services Expense
Travel (as approved and reasonably necessary)
Utilities
Other ordinary course expenses